EXHIBIT 10.1

PROMISSORY NOTE SECOND EXTENSION AGREEMENT

This Promissory Note Second Extension Agreement, hereinafter referred to as “Second Extension Agreement”, entered into this 27th day of August, 2012, by and among GLOBALWISE INVESTMENTS, INC. hereinafter called “Maker” and Ramon M. Shealy, hereinafter called “Lender”.

WHEREAS, Maker and Lender have entered into a Promissory Note dated March 29, 2012 for the amount of Two Hundred Thirty Eight Thousand Dollars ($238,000), hereinafter referred to as the “Note”. Said Note was originally due one ninety days from its issuance. An extension of said Note was executed on June 27, 2012 for an additional sixty days to August 27, 2012.

WHEREAS, Maker and Lender desire to enter into this Second Extension Agreement in order to extend the due date of the Note an additional sixty days to October 25, 2012.

NOW, THEREFORE, it is duly agreed by both Maker and Lender to extend the due date of the Note to October 25, 2012.

All other provisions of the original Promissory Note shall prevail unless otherwise written.

IN WITNESS WHEREOF, the undersigned Maker and Lender have duly executed this Second Extension Agreement extending the due date of the Note as of the day and year above first written.

GLOBALWISE INVESTMENTS, INC.

By: /s/ Willaim J. Santiago
Name: William J. Santiago
Title: President and CEO

RAMON M. SHEALY

By: /s/ Ramon M. Shealy
Name: Ramon M. Shealy